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                                                                Exhibit 10(xxvi)

                       KULICKE AND SOFFA INDUSTRIES, INC.
                  1999 NONQUALIFIED EMPLOYEE STOCK OPTION PLAN
                         (Effective September 28, 1999)

                                    Article 1
                                     Purpose

       This KULICKE AND SOFFA INDUSTRIES, INC. 1999 NONQUALIFIED EMPLOYEE STOCK OPTION PLAN ("Plan") is intended to provide a means whereby KULICKE AND SOFFA INDUSTRIES, INC. ("Company") and any Subsidiary (as hereinafter defined) may, through the grant of nonqualified stock options ("Options") to Employees (as defined in Section 3), attract and retain Employees and motivate such Employees to exercise their best efforts on behalf of the Company and of any Subsidiary.

       The term "Subsidiary" means any corporation (whether or not in existence at the time the Plan is adopted) which, at the time an Option is granted, is a subsidiary of the Company under the definition of "subsidiary corporation" contained in section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). The term Subsidiary shall also mean any trade or business (whether or not incorporated and whether or not in existence at the time the Plan is adopted) in which, at the time the Option is granted, the Company owns a more than 50% equity interest.

                                    Article 2
                                 Administration

       The Plan shall be administered by the Company's Compensation Committee ("Committee"), which shall consist solely of not fewer than two (2) "non-employee directors" (within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, or any successor thereto) of the Company who are also "outside directors" (within the meaning of Treas. Reg.
(S)1.162-27(e)(3), or any successor thereto), who shall be appointed by, and shall serve at the pleasure of, the Company's Board of Directors ("Board"). Each member of such Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

       The Committee shall have full and final authority in its absolute discretion, subject to the terms of the Plan, to select the persons to be granted Options under the Plan, to grant Options on behalf of the Company, and to set the date of grant and the other terms of such Options. The Committee may correct any defect, supply any omission and reconcile any inconsistency in the Plan and in any Option granted hereunder in the manner and to the extent it shall deem desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Subsidiaries and shareholders and all officers and employees and former officers and employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them. The Committee may employ a third-party administrator to assist in administration of the Plan.

       No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

                                    Article 3
                                   Eligibility

       The class of employees who shall be eligible to receive Options under the Plan shall be the

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employees, excluding officers and directors, of the Company or of a Subsidiary
("Employees"). More than one Option may be granted to an Employee under the Plan.

                                    Article 4
                                      Stock

       The number of shares of common stock of the Company, no par value ("Common Shares"), that may be subject to Options under the Plan shall be 500,000 shares, subject to adjustment as hereinafter provided. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, as the Company may determine from time to time. Any Common Shares subject to an Option which expires or otherwise terminates for any reason whatever (including, without limitation, the Employee's surrender thereof) without having been exercised shall continue to be available for the granting of Options under the Plan.

                                    Article 5
                                     Options

A. Granting of Options. From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Employees under the Plan such Options as it determines are warranted, subject to the limitations of the Plan. The granting of an Option under the Plan shall not be deemed either to entitle the Employee to, or to disqualify the Employee from, any participation in any other grant of Options under the Plan. In making any determination as to whether an Employee shall be granted an Option and as to the number of shares to be covered by such Option, the Committee shall take into account the duties of the Employee, the Committee's views as to his or her present and potential contributions to the success of the Company or a Subsidiary, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may determine that the Grant Letter (as defined below) shall provide that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

B. Terms and Conditions of Options. The Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of this Plan as the Committee shall deem desirable:

1. Number of Shares. A statement of the number of Common Shares to which the Option pertains.

2. Price. A statement of the Option exercise price, which shall be determined and fixed by the Committee in its discretion at the time of grant, but shall not be less than 100% of the Fair Market Value of the optioned Common Shares on the date the Option is granted. The term "Fair Market Value" shall mean the value of the Common Shares arrived at by a good faith determination of the Committee and shall be:

(1) The quoted closing price, if there is a market for and there are sales of Common Shares on a registered securities exchange or in an over the counter market, on the date specified;

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(2)                                 The weighted average of the quoted closing
    prices on the nearest date before and the nearest date after the specified date, if there are no sales of Common Shares on the specified date but there are such sales on dates within a reasonable period both before and after the specified date;

(3) The mean between the bid and asked prices, as reported by the National Quotation Bureau on the specified date, if actual sales are not available during a reasonable period beginning before and ending after the specified date; or

(4) Such other method of determining Fair Market Value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

                Where the Fair Market Value of Common Shares is determined under
(B) above, the average of the closing prices on the nearest sales date before and the nearest date after the specified date shall be weighted inversely by the respective numbers of trading days between the dates of reported sales and the specified date (i.e., the valuation date), in accordance with Treasury Regulation (S) 20.2031-2(b)(1), or any successor thereto, under the Code.

3.  Term. Subject to earlier termination as provided in Subsections (5) through
    (8) below, the term of each Option shall be not more than 10 years from the date of grant, unless otherwise provided in the applicable Grant Letter.

4.  Exercise.

(1) General. Options shall be exercisable in such installments and on such dates, commencing not less than 12 months from the date of grant, as the Committee may specify, provided that:

(a) In the case of new Options granted to an Employee in replacement for options (whether granted under this Plan or otherwise) held by the Employee, the new Options may be made exercisable, if so determined by the Committee, in its discretion, at the earliest date the replaced options were exercisable; and

(b) The Committee may accelerate the exercise date of any outstanding Options in

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    its discretion, if it deems such acceleration to be desirable.

                Any Common Shares the right to the purchase of which has accrued under an Option may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of Common Shares to be purchased and accompanied by payment in full of the aggregate Option exercise price for such shares (or by following any other procedure prescribed for this purpose by the Committee or its appointed third-party administrator). Options may not be exercised in installments of less than ten shares, unless such Option is exhausted upon its exercise. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon the exercise of an Option granted hereunder shall be forfeited.

(2) Manner of Payment. The Option price shall be payable in cash or its equivalent.

5. Termination of Employment. If an Employee's employment by the Company (and Subsidiaries) is terminated by either party prior to the expiration date fixed for his or her Option for any reason other than death, disability, Retirement or Cause (as hereinafter defined), such Option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Employee at any time prior to the earlier of:

(1)                                 The expiration date specified in such
    Option; or

(2)                                 Three months after the date of such
    termination of employment.

                If an Employee's employment by the Company (and Subsidiaries) is terminated for Cause, all Options held by the Employee shall terminate concurrently with receipt by the Optionee of oral or written notice that his or her employment has been terminated. For purposes of this Plan, termination for Cause shall include termination by reason of any dishonest or illegal act, or any willful refusal or failure to perform duties properly assigned.

6. Exercise upon Retirement of Employee. If an Employee' s employment is terminated prior to the expiration date fixed for his or her Option by reason of Retirement (as hereinafter defined), such Option shall accelerate and may be exercised, to the extent it remains unexercised on the date of such Retirement, by the Employee at any time prior to the earlier of:

(1)                                 The expiration date specified in such
    Option; or

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(2)                                 One year after the date of such Retirement.

                For purposes of this Plan, Retirement shall mean an Employee's retirement from the Company or one of its Subsidiaries at or after the customary retirement age for the Employee's country (as determined by the Company, in its sole discretion), or before such age if expressly agreed to by the Company.

7. Exercise upon Disability of Employee. If an Employee shall become disabled (within the meaning of any applicable short-term disability or long-term disability program of the Company or a Subsidiary, or as otherwise determined by the Committee) during his or her employment and, prior to the expiration date fixed for his or her Option, his or her employment is terminated as a consequence of such disability, such Option shall accelerate and may be exercised, to the extent it remains unexercised on the date of such termination, by the Employee at any time prior to the earlier of:

(1)                                 The expiration date specified in such
    Option; or

(2) One year after the date of such termination of employment.

                In the event of the Employee's legal disability, such Option may be so exercised by the Employee's legal representative.

8. Exercise upon Death of Employee. If an Employee shall die during his or her employment and prior to the expiration date fixed for his or her Option, or if an Employee whose employment is terminated for any reason shall die following his or her termination of employment but prior to the earliest of:

(1) The expiration date fixed for his or her Option;

(2) The expiration of the period determined under Subsections (5), (6) (if applicable), and (7) above;

his or her Option shall accelerate and may be exercised, to the extent it remains unexercised on the date of his or her death, by the Employee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Employee, at any time prior to the earlier of:

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(a)             The expiration date specified in such Option; or

(b)             One year after the date of death.

9. Rights as a Shareholder. An Employee shall have no rights as a shareholder with respect to any shares covered by his or her Option until the issuance of a stock certificate to him or her for such shares.

C. Grant Letters. Options granted under the Plan shall be evidenced by written documents ("Grant Letters") in such form as the Committee shall, from time to time, approve, which Grant Letters shall contain such provisions, not inconsistent with the provisions of the Plan, for Options granted pursuant to the Plan as the Committee shall deem advisable. Each Employee shall be bound by the terms of the Grant Letter.

                                    Article 6
                               Capital Adjustments

       The number of shares which may be issued under the Plan, as stated in
Section 4 hereof, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option exercise price per share under such outstanding Options) shall, subject to the provisions of section 424(a) of the Code, be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

       In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option shall be assumed by the surviving or successor corporation; provided, however, that in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options, the Committee shall give each Employee holding an Option to be terminated not less than ten days' notice prior to any such termination by reason of such a corporate transaction, and any such Option which is to be so terminated shall become fully exercisable and may be exercised up to, and including the date immediately preceding such termination.

       The Committee also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction.

                                    Article 7
                                Change in Control

       All Options shall become fully vested and exercisable upon a Change in Control of the Company. "Change in Control" shall mean any of the following events:

A. An acquisition (other than directly from the Company) of any voting securities of the Company

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    ("Voting Securities") by any "Person" (as such term is used for purposes of section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of the combined voting power of all then outstanding Voting Securities, provided, however, that any such acquisition approved by two-thirds of the Incumbent Board (as hereinafter defined) shall not be deemed to be a Change in Control;

B. The individuals who, as of September 28, 1999, are members of the Company's Board of Directors (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board of Directors; provided, however, that if the election, or nomination for election by the shareholders, of any new director was approved by a vote of at least two-thirds of the members of the Board of Directors who constitute Incumbent Board members, such new directors shall for all purposes be considered as members of the Incumbent Board as of September 28, 1999; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

C. Approval by shareholders of the Company of (1) a merger or consolidation involving the Company if the shareholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation more than 50% of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

D. Acceptance of shareholders of the Company of shares in a share exchange if the shareholders of the Company immediately before such share exchange do not own, directly or indirectly, immediately following such share exchange more than 50% of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share in exchange substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

                                   Article 8
                     Amendment or Discontinuance of the Plan

       At any time and from time to time, the Board may unilaterally suspend or terminate the Plan or amend it, and the Committee may amend any outstanding Options, in any respect whatsoever, provided, however, that no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

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                                    Article 9
                               Termination of Plan

       Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on September 27, 2009, which date is within ten years after the date the Plan was adopted by the Board, and no Options hereunder shall be granted thereafter. Nothing contained in this Section 9, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and outstanding on September 27, 2009 which by their terms extend beyond such date.

                                   Article 10
                                 Effective Date

       This Plan became effective on September 28, 1999 (the date the Plan was adopted by the Board).

                                   Article 11
                                  Miscellaneous

A. Governing Law. The Plan and the Grant Letters entered into, and the Options granted thereunder, shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the operation of, and the rights of Employees under, the Plan, the Grant Letters, and the Options shall be governed by applicable United States federal law and otherwise by the laws of the Commonwealth of Pennsylvania.

B. Rights. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee, in its sole discretion, shall have granted such individual an Option, and then his or her rights shall be only such as are provided by this Plan and the Grant Letter.

       Any Option under the Plan shall not entitle the holder thereof to any rights as a shareholder of the Company prior to the exercise of such Option and the issuance of the shares pursuant thereto. Further, notwithstanding any provisions of the Plan or any Grant Letter with an Employee, the Company shall have the right, in its discretion, to retire an Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever.

C. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon an Employee to exercise such Option.

D. Non-Transferability. Except as otherwise provided by the Committee, no Option shall be assignable or transferable by the Employee otherwise than by will or by the laws of descent and distribution, and subject to the preceding clause, during the lifetime of the Employee, any Options shall be exercisable only by him or her or by his or her guardian or legal representative. If an Employee is married at the time of exercise of an Option and if the Employee so requests at the time of exercise, the certificate or certificates issued shall be registered in the name of the Employee and the Employee's spouse, jointly, with right of survivorship.

E. Withholding to Satisfy Tax Obligations. The obligation of the Company to deliver Common Shares

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    to an Employee pursuant to any Option under the Plan shall be subject to applicable tax withholding requirements.

F. Listing and Registration of Shares. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase or vesting of shares thereunder, or that action by the Company or by the Employee should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Employee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.